Exhibit 10.33

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (the “Agreement”) is entered into as of March 27, 2009 between Tully’s Coffee Corporation, a Washington corporation (the “Seller”), and Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Buyer”), each of the foregoing individually a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Buyer and the Seller have entered into an Asset Purchase Agreement dated as of September 15, 2008 (the “APA”), pursuant to which it is contemplated that Seller will sell the Acquired Assets to the Buyer and the Buyer will assume the Assumed Liabilities of the Seller (the “Acquisition”);

WHEREAS, the Seller currently operates the Coffee Business which includes the Wholesale Business which the Buyer is acquiring pursuant to the terms of the APA.

WHEREAS, in order to induce the Buyer to enter into the APA and to cause the consummation of the transactions contemplated by the APA to be consummated, the Seller is willing to enter into this Agreement; and

WHEREAS, the Seller will receive the Purchase Price on the Closing Date and the Noncompete Payment.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the APA, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Noncompete Payment. In consideration for the promises and representations and warranties of Seller set forth herein, on the Closing Date, the Buyer will pay aggregate cash consideration of Three Hundred Thousand Dollars ($300,000) to the Seller in the manner set forth in Section 2.4 for the APA. The Buyer’s obligation to make this payment is conditional on the occurrence of the Closing and, should the Closing not occur, the Buyer will have no obligations under this Agreement.

2. Acknowledgement. The Seller expressly acknowledges that the covenants of Section 4 of this Agreement (the “Covenants”) are supported by good and adequate consideration, and that such covenants are reasonable and necessary to protect the legitimate business interests of the Buyer in connection with the Acquisition.

3. References and Capitalized Terms. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the APA.

4. Noncompetition; Non-Solicitation.

(a) Noncompetition. Subject to the Closing, and as an inducement to the Buyer to execute the APA and complete the Contemplated Transactions, and in order to preserve the goodwill associated with the Acquired Assets, the Seller hereby covenants and agrees that for a period of nine (9) years from and after the Closing Date, it will not, and will cause its respective subsidiaries and Affiliates not to, directly or indirectly, operate in the Coffee Business in United States of America, Canada, Mexico and the Islands of the Caribbean provided; however, that nothing herein shall prohibit the Seller or its subsidiaries or Affiliates from operating a Licensed Retail Store (as defined in the License Agreement).

(i) The prohibition set forth in clause (a) above does not extend to passive ownership of less than five percent (5%) of the outstanding stock of any entity whose stock is traded on an established stock exchange. The Parties intend that this covenant not to compete shall be construed as separate covenants, one for each state, county and subdivision to which the covenant applies. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any Person, to be modified, amended or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

(b) Non-Solicitation. For a period of two (2) years in the case of each individual listed on Schedule I attached hereto (the “Seller Employees”), the Seller will not, and will cause its subsidiaries and Affiliates not to, directly or indirectly recruit, offer employment to, employ, engage as a consultant, lure, entice away from employment or engagement by the Buyer any Seller Employee or in any other manner persuade or attempt to persuade any Seller Employee to leave the employ of the Buyer. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4(b) is invalid or unenforceable, the Buyer and the Seller agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(c) Specific Enforcement; Injunction. Because of the difficulty of measuring economic losses to the Buyer as a result of the breach of the covenants set forth in this Section 4, and because of the immediate and irreparable damage that would be caused to the Buyer and its affiliates for which they would have no other adequate remedy, the Seller agrees that, in the event of a breach or threatened breach by the Seller of any of such covenants, the Buyer may, at its sole option, in addition to obtaining any other remedy or relief available to it (including damages at law), enforce the provisions of this Section 4 by injunction and other equitable relief, without being required to post bond in connection therewith.

(d) The parties agree that the covenants contained in this Section 4 impose a reasonable restraint on the Seller in light of the activities and business of the Buyer, in relation to the Acquired Assets and the Wholesale Business.

(e) The covenants in this Section 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Section 4 are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the provisions of this Section 4 shall thereby be reformed.

(f) Each of the covenants contained in this Section 4 shall be construed as a covenant independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Seller against the Buyer or any of its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of such covenants.

(g) The term of the covenants contained in this Section 4 shall be computed by excluding from such computation any time during which the Seller (as evidenced by a final, non-appealable judgment issued by a court of competent jurisdiction) has been determined to be in violation of any provision of this Section 4, or in which the Seller contests the validity or enforceability of any such covenant or seeks to avoid the performance or enforcement of any such covenant.

(h) The Seller acknowledges and agrees that the covenants set forth in this Section 4 are a material and substantial part of the Acquisition.

5. Other Provisions.

(a) Notices. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery by recognized overnight courier service for delivery on the next business day and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to the Buyer, addressed to it at:

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, VT 05676

Attention: Frances Rathke

Phone.: (802) 244-5621

Fax: (802) 244-6566

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110-2624

Phone: (617) 951-7000

Fax: (617) 235-0376

Attention: Jane D. Goldstein

If to the Seller, addressed to them at:

Tully’s Coffee Corporation

3100 Airport Way South,

Seattle, Washington 98134

Phone: (206) 233-2070

Fax:

Attention:

with a copy to:

Carney Badley Spellman, P.S.

701 Fifth Avenue, Suite 3600

Seattle, Washington 98104

Phone: (206) 622-8020

Fax: (206) 467-8215

Attention: Patrick R. Lamb

(b) Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns and the heirs and legal representatives of any individual party hereto. Notwithstanding the foregoing, the Buyer may (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations under this Agreement. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

(c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding among the Seller and the Buyer with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by the Seller and the Buyer.

(d) Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

(e) Headings. The headings used in this Agreement are for convenience only and will not in any way affect the interpretation of this Agreement.

(f) Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof shall be held to be illegal or invalid, the enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby.

(g) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(h) Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one instrument.

(i) Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the federal or state courts within The State of New York for the purpose of any Action between the Parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above- named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a Party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(j) Venue. Each Party agrees that for any Action between the Parties arising in whole or in part under or in connection with this Agreement, such Party will bring Actions only in the city, county and state of New York. Each Party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(k) Service of Process. Each Party hereby (a) consents to service of process in any Action between the Parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, and (b) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) does not constitute good and valid service of process.

(l) Governing Law. This Agreement and all claims, disputes or other Actions arising hereunder or out of the Contemplated Transactions shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE BUYER

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:
Name:
Title:

SELLER

TULLY’S COFFEE CORPORATION

By:
Name:
Title:

[Signature Page to Seller Covenant Not to Compete]

Schedule I

Seller Employees

Employee Name	Job Title
Bartley, Natalie S.	Accounts Receivable Clerk
Dringenberg, Mark C.	Dir, Shared Services Accting
Fosberg, Gladys L.	Inventory Accountant
Healy, Michelle A.	Dir, Shared Services Accting
Koopman, Matthew J.	Controller
Shved, Vitaliy I.	Lead Senior Accountant
Bach, Jessica M.	Customer Service Rep Wholesale
McCarthy, Jamie M.	Customer Service Rep Wholesale
Wood, Jeffery M.	Lead Cust Serv Rep Wholesale
Rader, John J.	VP, Plant Operations
Watson, John D.	Facilities Manager
Pew, Elizabeth A.	HR Coordinator
Williams, Ashley L.	Receptionist
Young, Eric P.	Senior Network Administrator
Hyde, Nichole S.	Quality Assurance Manager
Smith, Thomas C.	Machine Operator
Solorio-Cabrera, Maria I.	Coffee Packer
Vela-Vargas, Gerardo M.	Coffee Packer
Wearmouth, Haley D.	Quality Control Inspector
Wearmouth, Michael A.	Coffee Grinder
Wills, Marcella A.	Quality Control Inspector
Yong, Sophany	Quality Control Inspector
Blanchard, Patricia M.	Machine Operator
Brown, Charles R.	Coffee Packer
Christin, Lisa D.	Coffee Packer
Diaz, Etelberto G.	Coffee Packer
Grant, Duane A.	Machine Operator
Greer, James A.	Machine Operator
Hubeek, Ryan D.	Coffee Grinder
Malafu, Alani	Coffee Packer
Malla, Jerry A.	Coffee Packer
Nguyen, Vinh Q.	Machine Operator
Paredes, William	Coffee Packer
Phonethep, Norkeo	Machine Operator
Randolph, Charles R.	Machine Operator
Schafer, Sharon D.	Machine Operator
Valencia, Marcos	Machine Operator
Dowsakul, Rapheepat P.	Maintenance Mechanic
Early, Timothy J.	Maintenance Mechanic
Mojica, Juan R.	Maintenance Mechanic
Wong, Kai H.	Buyer
DeGuzman, Christopher A.	Master Roaster/Production Mgr
Frattini, Keri A.	Roaster
Gardner, Jeremiah J.	Roaster
Lawson, Andrea	Coffee Grinder

McAllister, Christopher J.	Roaster
Morris, Ebony B.	Roasting Supervisor
Peterson, Peter G.	Roasting Trainer
Rendon, Albert J.	Master Roaster
Stimak, George E.	Roaster
Xiong, Fong	Green Coffee Batcher
Ashford, Earl E.	Warehouseman
Bourquin, Lela L.	Order Picker
De Ano, Greg R.	Order Picker
Gibson, Demond L.	Warehouse Trainer
Sabe, Brent A.	Warehouseman
Spann, Norwood	Warehouse Manager
DaCosta, Mark E.	VP, Wholesale Operations
Nies, Scott M.	Wholesale Driver
DaCosta, Michael V.	Corporate Account Manager
Hilton, Angelo A.	Art Director
Miklethun, Beau	Help Desk Specialist (Consultant)
Munden, Maynard	Lead Facilities Technician
Ferry, Tahnee M.	Coffee Packer
Cruz, Juan G.	Packaging Trainer
Fennell, Leroy M.	Packaging Lead
Hampton, Blue S.	Apprentice Roaster
Forster, Bradford D.	Trainee Order Picker
Kelley, Anthony D.	Order Picker
Rodriguez, Roger	Order Picker
Rogers, John C.	Retail Delivery Driver
Turnage, Levon S.	Order Picker